UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2005
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware	0-30242	72-1449411
Delaware	1-12407	72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 9, 2005, Lamar Advertising Company (the “Company”) issued a press release announcing a proposed institutional private placement of senior subordinated notes of Lamar Media Corp., its wholly owned subsidiary (“Lamar Media”). The press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein, in accordance with Rule 135c of the Securities Act of 1933, as amended.
Lamar Media has entered into a commitment letter providing for the refinancing of its existing bank credit facility. Lamar Media’s new bank credit facility is expected to be comprised of a $400.0 million revolving credit facility and a $400.0 million term facility. It is also expected to have a $500.0 million incremental facility that would allow for additional commitments into which lenders could enter at their sole discretion. Subject to the terms and conditions of the commitment letter, a lender has committed to provide $75.0 million of the new bank credit facility and an affiliate of the lender has committed to structure, arrange and syndicate the new bank credit facility. These commitments are subject to various conditions, including the consummation of Lamar Media’s proposed senior subordinated notes offering, the successful syndication of the new $800.0 million bank credit facility and the absence of any material changes to Lamar Media’s business.
This report contains forward-looking statements regarding Lamar Media’s ability to complete the refinancing of its existing bank credit facility. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those results indicated in the forward-looking statements include uncertainties relating to market conditions for syndicated loan transactions generally and for syndicated loan transactions of advertising companies in particular.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
No.	Description
99.1	Press Release of Lamar Advertising Company, dated August 9, 2005, announcing proposed private placement of senior subordinated notes of Lamar Media Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2005	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre

Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release of Lamar Advertising Company, dated August 9, 2005, announcing proposed private placement of senior subordinated notes of Lamar Media Corp.